Exhibit 99.1

Contact: Holly Schoenfeldt Director of Marketing 210.308.1268 hschoenfeldt@usfunds.com

For Immediate Release

U.S. Global Investors Maintains Monthly Dividends, Grow Bitcoin Exposure and Highlights Smart Beta 2.0 Tools for Targeted Fear Trade Strategies

SAN ANTONIO—June 25, 2025—U.S. Global Investors, Inc. (NASDAQ: GROW), a registered investment advisory firm with expertise in gold mining stocks and the airline industry, is pleased to announce that it will continue its payment of monthly dividends.

The Company’s Board of Directors (the “Board”) approved payment of the $0.0075 per share per month dividend beginning in July 2025 and continuing through September 2025. The record dates are July 14, August 11 and September 15, and the payment dates will be July 28, August 25 and September 29.

Based on the June 16, 2025, closing price of $2.41, this monthly dividend represents an annualized yield of 3.73%. In addition, the Company’s shareholder yield was 10.5% as of March 31, 2025.

Company Continues to Increase Its Exposure to the Bitcoin Ecosystem

To help create additional shareholder value, the Company has been accumulating investments in the Bitcoin ecosystem, as was first reported in a press release dated May 8, 2025.

“We are maintaining Bitcoin exposure on our balance sheet, reflecting what we see as a favorable shift in the U.S. regulatory environment toward digital assets,” says Frank Holmes, the Company’s CEO and Chief Investment Officer. “A growing number of publicly traded companies now hold Bitcoin on their balance sheet as the world’s largest digital asset continues to mature as a legitimate, sought-after portfolio diversifier. We share their conviction in Bitcoin.”

Consider the Role of the Fear Trade

Amid today’s volatile global backdrop, investors may wish to explore strategies aligned with what we call the Fear Trade—investments that have historically shown favor during times of geopolitical tension, inflation or market stress.

Gold continues to play a central role in global reserve management. Central banks have been accumulating gold at a record pace, with 95% of those surveyed by the World Gold Council (WGC) expecting global gold reserves to rise over the next year. The yellow metal is also now the second-largest global reserve asset after the U.S. dollar, according to the European Central Bank (ECB).

1 Registration does not imply a certain level of skill or training.

2 The Company calculates shareholder yield by adding the percentage of change in shares outstanding to the dividend yield for the 12 months ending March 31, 2025. The Company did not have debt; therefore, no debt reduction was included.

The U.S. Global GO GOLD and Precious Metal Miners ETF (NYSE: GOAU) uses a Smart Beta 2.0 approach to target high-quality gold mining and royalty companies, particularly those with strong fundamentals and disciplined capital allocation. The fund emphasizes firms that have historically demonstrated resilience even when metal prices are under pressure.

At the same time, armed conflict and defense spending have surged globally. According to the Peace Research Institute Oslo (PRIO), 2024 marked the highest number of state-based conflicts since 1946, and tensions remain elevated in regions including Eastern Europe, the Middle East and South Asia. In response, defense budgets are rising, with a renewed focus on cybersecurity, AI and aerospace modernization.

The U.S. Global Technology and Aerospace & Defense ETF (NYSE: WAR) also leverages a Smart Beta 2.0 strategy. The Company’s first actively managed ETF, WAR combines quantitative and fundamental analysis to invest in companies positioned at the intersection of national security and innovation, from missile systems and fighter jets to semiconductors and data centers.

Past performance is no guarantee of future results.

3 World Gold Council. (2025, June 17). Central Bank Gold Reserves Survey 2025. https://www.gold.org/goldhub/research/central-bank-gold-reserves-survey-2025

4 European Central Bank. (2025, June). The international role of the euro. https://www.ecb.europa.eu/press/other-publications/ire/html/ecb.ire202506.en.html

5 Rustad, S. A. (2025). Conflict trends: A global overview, 1946–2024 (PRIO Paper). Peace Research Institute Oslo. https://www.prio.org/publications/14453

Both ETFs seek to offer rules-based exposure to sectors that have historically demonstrated resilience in uncertain times. We invite investors to learn more at www.usglobaletfs.com.

About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 50 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the Company provides investment advisory and other services to U.S. Global Investors Funds and U.S. Global ETFs.

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This news release may include certain “forward-looking statements” including statements relating to revenues, expenses, and expectations regarding market conditions. These statements involve certain risks and uncertainties. There can be no assurance that such statements will prove accurate and actual results and future events could differ materially from those anticipated in such statements.

The continuation of future cash dividends will be determined by U.S. Global Investors’ Board of Directors, at its sole discretion, after review of the Company’s financial performance and other factors, and is dependent on earnings, operations, capital requirements, general financial condition of the Company, and general business conditions.

Shareholder yield is a financial metric that measures the total return a company provides to its shareholders through dividends, share repurchases (buybacks), and debt reduction. It reflects the percentage of a company's market value that it returns to investors.

Smart beta 2.0 combines the benefits of passive investing and the advantages of active investing strategies.

Please carefully consider a fund’s investment objectives, risks, charges and expenses. For this and other important information, obtain a statutory and summary prospectus for WAR and GOAU by clicking here and here. Read it carefully before investing.

Foreside Fund Services, LLC, Distributor. U.S. Global Investors is the investment adviser. GOAU and WAR are distributed by Quasar Distributors, LLC.

Investing involves risk, including the possible loss of principal. Shares of any ETF are bought and sold at market price (not NAV), may trade at a discount or premium to NAV and are not individually redeemed from the fund. Brokerage commissions will reduce returns.

Because the funds concentrate their investments in specific industries, the funds may be subject to greater risks and fluctuations than a portfolio representing a broader range of industries. The funds are non-diversified, meaning they may concentrate a larger portion of their assets in a smaller number of issuers than a diversified fund.

The funds invest in foreign securities, which involve greater volatility and political, economic and currency risks and differences in accounting methods. These risks are greater for investments in emerging markets. The funds may invest in the securities of smaller-capitalization companies, which may be more volatile than those of larger, more established companies.

Investments in gold, precious metals and minerals are subject to significant short-term price fluctuations and geopolitical, economic and regulatory risks. We believe these sectors are best limited to 5%–10% of a portfolio.

WAR is an actively managed, non-diversified fund with a limited operating history. It concentrates on specific industries—Aerospace & Defense, Cybersecurity and Semiconductors—which may result in higher volatility and sensitivity to sector-specific risks.

Aerospace & Defense firms face political and economic uncertainty, high R&D costs and reliance on government contracts. Cybersecurity companies are exposed to rapid technological change, patent reliance and intense global competition. Semiconductor companies face cyclical demand, high capital costs, pricing pressure and extreme volatility.

Foreign and emerging market investments add risks of currency fluctuation, reduced liquidity, political instability and limited regulatory oversight.

All opinions expressed and data provided are subject to change without notice. Some of these opinions may not be appropriate to every investor.